Exhibit 10.1
ASSIGNMENT, CONVEYANCE, QUITCLAIM DEED AND BILL OF SALE

STATE OF WYOMING	)(
	)(	KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF CARBON	)(
and SWEETWATER	)(
     THAT the undersigned, Williams Field Services Company, LLC (“Assignor”), for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby grants, sells, assigns, conveys and quitclaims to Wamsutter LLC (“Assignee”) the following (hereinafter collectively referred to as the “Wamsutter Assets”), which shall specifically exclude any items described on the attached SCHEDULE 2 (“Excluded Assets”):
a.	the natural gas pipeline system, located in Carbon and Sweetwater Counties, Wyoming, known as the Wamsutter Gas Gathering and Treating System and the Westrans System, which is depicted on the map attached hereto as SCHEDULE 1(a) (the “Pipeline System”);

b.	the natural gas processing plant, located in Sweetwater County, Wyoming, known as the Echo Springs Processing Plant (the “Plant”);

c.	the compression facilities, carbon dioxide treating facilities, dehydration facilities and all other equipment including, but not limited to, the cathodic protection equipment, radios, remote terminal units, communication towers, flow computers, laptop computers, valves, taps, scrubbers, tanks, traps, interconnections and flow meters and other personal property, whether owned or leased, that is used or held for use in connection with the Pipeline System and/or the Plant, (collectively, the “Equipment”);

d.	all real property interests currently owned and used or held for use by Assignor in connection with the Pipeline System and/or the Plant, including, but not limited to, those fee interests, surface leases, easements, rights-of-way, surface use agreements and other similar agreements listed on the attached SCHEDULE 1(d) (collectively, the “Real Property”);

e.	the vehicles and heavy motorized equipment, snowmobiles, trailers and like equipment owned and used or held for use by Assignor in connection with the Pipeline System and/or the Plant (collectively, the “Vehicles”) including, but not limited to the Vehicles described on the attached SCHEDULE 1(e);

f.	the agreements related to the physical and commercial operation of the Pipeline System and/or the Plant, which comprise the gas gathering, processing, treating, and compression agreements, third party contractor or supplier agreements, and connection agreements of a material nature, together with all amendments, modifications, revocations and notices relating thereto and ratifications thereof, including without limitation those listed on SCHEDULE 1(f); provided however those agreements identified on SCHEDULE 1(f) for partial assignment are assigned only to the extent such agreements relate to the Pipeline System and/or the Plant, (collectively, the “Contracts”);
g.	any and all other facilities, equipment, tools, office furniture and equipment, operating supplies, gasoline or diesel fuel, chemicals and other tangible assets (which shall be reflected in the “plant, property and equipment” and “work in progress” line items on Assignor’s balance sheet) currently located at or attached or appurtenant to the Pipeline System and/or the Plant, whether in use or non-use (collectively, the “Inventory”);

h.	all books, files, maps, records and reports (including electronic data files that would not violate any license or law) pertaining primarily to the Pipeline System and/or the Plant, including, but not limited to, all pipeline and plant construction and testing records, vessel and pipe certifications and weld x-rays, equipment specifications and manufacturer operating manuals and inspection reports, operating reports, leak history reports, process safety management records, and reports and filings to and with the U.S. Department of Transportation, the U.S. Environmental Protection Agency and agencies of the State of Wyoming, (collectively, the “Records”);

i.	all permits, licenses, orders, approvals, certificates of occupancy and other authorizations of any federal, state, tribal or local governmental or regulatory body pertaining or relating to the use or operation of the Pipeline System and/or the Plant, to the extent legally assignable or transferable, including, but not limited to, those listed on the attached SCHEDULE 1(i) (collectively, the “Permits”); and

j.	to the extent that Assignor owns natural gas or linepack in the Pipeline System as of the Effective Date, such linepack, and to the extent that condensate and natural gas liquids tankfill are owned by Assignor as of the Effective Date, such condensate and natural gas liquids tankfill.
     TO HAVE AND TO HOLD the Wamsutter Assets, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, forever so that neither Assignor nor its successors, assigns or legal representatives shall at any time hereafter have, claim or demand any right or title to the aforesaid Wamsutter Assets, rights and appurtenances.
     THE WAMSUTTER ASSETS ARE CONVEYED TO BUYER “AS IS, WHERE IS,” AND WITH ALL FAULTS. SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES TO BUYER AND ALL THIRD PERSONS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, PERFORMANCE, CONDITION, CERTIFICATE, MAINTENANCE, OR SPECIFICATION.
     Further Assurances. From time to time after the date hereof, and without any further consideration, the Assignor and Assignee agree to execute, acknowledge and deliver all such further agreements, additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances, certificates and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the Assignee owns all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the Assignee and its respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) more fully and effectively to carry out the purposes and intent of this Agreement.
     Consents; Restriction on Assignment. If there are prohibitions against or conditions to the conveyance of one or more of the Wamsutter Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the party to whom the applicable Wamsutter Assets were intended to be conveyed (the “Beneficial Owner”) with respect to such portion of the Wamsutter Assets (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Wamsutter Assets (herein called the “Restriction Asset”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the date hereof, without further action on the part of any party. Each of the applicable parties that were involved with the conveyance of a Restriction Asset agree to use their reasonable efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them. The description of any portion of the Wamsutter Assets as a “Restriction Asset” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Wamsutter Assets. In the event that any Restriction Asset exists, the applicable party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable party to whom such Restriction Asset was intended to be conveyed and to otherwise use its reasonable efforts to provide such other party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable party to operate such Restriction Asset in all material respects as it was operated prior to the date hereof.
     Power of Attorney. The Assignor hereby constitutes and appoints Assignee, its successors and assigns, the Assignor’s true and lawful attorney and attorneys, with full power of substitution, in the Assignor’s name and stead, by, on behalf of and for the benefit of Assignee, its successors and assigns, to demand and receive the Wamsutter Assets transferred hereunder and to give receipts and release for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in the Assignor’s name, or otherwise, for the benefit of Assignee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Assignee, its successors or assigns, may deem proper for the collection or reduction to possession of the Wamsutter Assets transferred hereunder or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, assigned, transferred, and delivered, or intended so to be, and to do all acts and the things in relation to the Wamsutter Assets transferred hereunder which Assignee, its successors or assigns, shall deem desirable, the Assignor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by the Assignor in any manner or for any reason whatsoever.
     Except as set forth in that Purchase and Sale Agreement dated as of November 30, 2007 by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, the Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC, this conveyance is made, and is accepted by Assignee, without warranty of title, express, implied or statutory, and without recourse.

     All the provisions of this Assignment, Conveyance and Bill of Sale shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.
     EXECUTED this 11th day of December, 2007 to be effective on December 1, 2007 (the “Effective Date”).

“ASSIGNOR” – Williams Field Services Company, LLC

By:	/s/ Alan S. Armstrong
Name:	Alan S. Armstrong
Title:	Chairman & Senior Vice President

“ASSIGNEE” – Wamsutter LLC

By:	/s/ Alan S. Armstrong
Name:	Alan S. Armstrong
Title:	Senior Vice President & General Manager

STATE OF OKLAHOMA	)(
)(
COUNTY OF TULSA	)(
          This instrument was acknowledged before me on the                      day of                                          , 2007, by                                        as                                          of Williams Field Services Company, LLC, on behalf of said limited liability company.

Notary Public, State of
My commission expires:

STATE OF OKLAHOMA	)(
)(
COUNTY OF TULSA	)(
          This instrument was acknowledged before me on the                     day of                                         , 2007, by                                            as                                           of Wamsutter LLC, on behalf of said limited liability company.

Notary Public, State of
My commission expires: